Exhibit 15.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statements on Form S-8 (File Nos. 333-280017 and 333-291195) and on Form F-3 (File Nos. 333-294406, 333-296156, 333-293656, 333-290973, 333-286326 and 333-278400) of our report dated September 25, 2026, with respect to the consolidated financial statements of Critical Metals Corp. included in this Annual Report on Form 20-F for the year ended June 30, 2026.

/s/ CBIZ CPAs P.C.

Houston, Texas

September 25, 2026